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                                                                    EXHIBIT 21.B


    The following is a list of subsidiaries of 3333 Holding Corporation as of May 30, 1995:



                             NEVADA CORPORATIONS:

3333 Development Corporation


                                PARTNERSHIPS:


Centex Development Company, L.P.